                               ALICO, INC.
                          Post Office Box 338
                        La Belle, Florida  33975
                        ________________________

                 Notice of Annual Meeting of Stockholders
                        To be held December 7, 2000
                        ________________________
                                                        November 15, 2000
To the Stockholders of ALICO, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ALICO, INC., a Florida corporation (the "Company"), will be held at the Holiday Inn Select, 13051 Bell Tower Drive, Fort Myers, Florida, at Ten O'Clock A.M., on Thursday, December 7, 2000, for the following purposes:

     1. To elect eight Directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified.

     2. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

Only stockholders of record on the Company's books at the close of business on October 13, 2000 will be entitled to notice of, and to vote at, said meeting and any and all adjournments thereof.

IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, BUT WISH YOUR SHARES TO BE VOTED UPON THE MATTERS TO COME BEFORE IT, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT IN THE ENCLOSED
ENVELOPE.  POSTAGE IS NOT REQUIRED IF MAILED IN THE UNITED STATES.

A copy of the Company's Forty-First Annual Report to Stockholders, dated November 15, 2000, is enclosed herewith.

                   By Order of the Board of Directors


                           Billie Jo Gaskins
                               Secretary

                                    ALICO, INC.
                                Post Office Box 338
                              La Belle, Florida 33975

                                  PROXY STATEMENT

                                    SOLICITATION

                                                       November 15, 2000
                                                       La Belle, Florida

The Board of Directors of ALICO, INC. (the "Company") hereby solicits proxies to be used at the Annual Meeting of Stockholders of the Company to be held on December 7, 2000, and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith. Every proxy may be revoked at any time prior to the exercise thereof by any stockholder giving such proxy, by giving written notice of revocation to the secretary of the Company at or before the annual meeting by duly executing a subsequent proxy relating to the same shares or by attending the annual meeting. In addition to the use of the mails, directors, officers and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, mail or telegraph. All costs of solicitation will be borne by the Company. Brokerage houses, bankers and others holding stock in their names or names of nominees or otherwise will be reimbursed for reasonable out-of-pocket expenses incurred by them in sending proxies and proxy material to the beneficial owners of such stock.

It is anticipated that this proxy statement and accompanying notice, form of proxy card and the Company's Annual Report will be first sent to the stockholders of the Company on or about November 15, 2000.

                          VOTING SECURITIES

The Company has only one class of voting securities outstanding, its Common Stock, $1 par value per share of which 7,027,827 were outstanding as of October 13, 2000. Each share entitles the holder thereof to one vote. Only stockholders of record at the close of business on October 13, 2000 will be entitled to vote at the meeting or at any and all adjournments thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF OCTOBER 13, 2000:

(a)	Beneficial Ownership of more than 5 percent of Voting Securities:

The following table sets forth certain information as of October 13, 2000, relating to the beneficial ownership of shares of Common Stock of the Company by any person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock of the Company. To the best knowledge of the Company, there are no other persons who own beneficially more than five percent (5%) of the Company's Common Stock.


NAME AND ADDRESS OF         AMOUNT AND NATURE OF     PERCENT OF
 BENEFICIAL OWNERS          BENEFICIAL OWNERSHIP        CLASS
____________________        ____________________     __________

Ben Hill Griffin, III            3,561,577(1)           50.68
P. O. Box 127
Frostproof, FL  33843

Private Capital Management, Inc.   444,006               6.31
3003 N. Tamiami Trail
Naples, FL  34103

Dimensional Fund Advisors, Inc.    425,700               6.05
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

______________

(1)  Includes 3,493,777 shares held through Ben  Hill Griffin Investments, Inc.
     (3993 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89109), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common
     Stock.
(b) Security Ownership of Management:
     _________________________________

   NAME OF              AMOUNT AND NATURE OF          PERCENT
BENEFICIAL OWNER         BENEFICIAL OWNERSHIP            CLASS
_________________        ____________________         ___________

All Directors and           3,581,947 (1)                 50.97
Executive Officers
as a group(8 persons)
______________

(1) Includes 3,493,777 shares held through Ben Hill Griffin Investments, Inc. (3993 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89109), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common Stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission in fiscal 2000 were timely filed.

                      NOMINEES FOR ELECTION AS DIRECTORS

At the Annual Meeting, eight Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such Directors. All nominees are currently members of the Board of Directors and have consented to being named in this proxy statement and have notified management that they will serve, if elected.

The Board of Directors recommends that the stockholders vote FOR the proposal to elect the eight nominees listed below as Directors of the Company.

The information set forth below as to age, shareholdings, and business experience for the past five years, including principal occupation or employment (other than with the Company), has been furnished by each nominee.


                                                      Shares of Company
                                                         Common Stock
                                Position with Company,   Beneficially   Percent
                                     if any, and         Owned as of      of
Nominee                  Age   Principal Occupation     Oct. 13, 2000    Class
_______                  ___   _____________________  _________________  _____

Ben Hill Griffin, III     58   Chairman of the Board     3,561,577(1)   50.6782
Frostproof, Florida (2)        and Chief Executive
                               Officer;
                               Director since 1973.
                               Chairman, President and
                               Chief Executive Officer
                               of Ben Hill Griffin, Inc.
                               (citrus production and
                               packing, fertilizer
                               manufacturing and ranching
                               company).

Richard C. Ackert       58     Director since 1998.            300        .0043
Fort Myers, Florida            President and Chief Executive
                               Officer of SouthTrust Bank,
                               N.A./Southwest FL (since 1994).

William L. Barton	      61     Director since 1998.          3,400        .0484
Naples, Florida                Chairman/CEO (retired) Wilson,
				                           Miller, Inc.
                               Director & President, Mitigation
                               Land Partners, Inc.


    	                                                 Shares of Company
                                                         Common Stock
                               Position with Company,    Beneficially   Percent
                                    if any, and          Owned as of       of
Nominee               Age      Principal Occupation     Oct. 13, 2000    Class
_______               ___      _____________________    _____________   _______

Walker E. Blount, Jr. 80       Director since 1973.         2,000        .0285
Bartow, Florida                Business Advisor to Wright,
                               Walker & Company, P.A.
                               (since 1987).
                               Vice President & Director,
                               Citrus & Chemical
                               Bancorporation, Inc.
                               Director, Citrus & Chemical
                               Bank.

Ben Hill Griffin, IV  32       Director since 1994.         6,800        .0968
Frostproof, Florida (2)        Vice President, Ben Hill
                               Griffin, Inc. (since 8/25/94).
                               Fresh Fruit Division Manager,
                               Ben Hill Griffin, Inc.
                               (8/92 to 8/94).

K. E. Hartsaw         74       Director since 1991.         1,000        .0142
Orlando, Florida               Retired Partner of KPMG LLP.
                               Partner through 6/30/86.
                               Consultant with KPMG LLP
                               (7/1/86 through 6/30/91)
                               Director, Ben Hill Griffin,
                               Inc.


                                                      Shares of Company
                                                        Common Stock
                               Position with Company,   Beneficially    Percent
                                    if any, and         Owned as of        of
Nominee               Age      Principal Occupation     Oct. 13, 2000    Class
_______               ___      _____________________    _____________   _______

                      (C>
W. Bernard Lester     61       President and Chief         6,820         .0970
La Belle, Florida              Operating Officer;
                               Director since 1987.

Thomas E. Oakley      58       Director since 1992.           50         .0007
Winter Haven, Florida          President, Oakley Transport,
                               Inc. (international food
                               transportation company).
___________________________

(1)   Includes 3,493,777 shares held through Ben Hill Griffin Investments, Inc.
      (3993 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89109), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's
      Common Stock.
(2) Mr. Griffin, III is father of Mr. Griffin, IV. No other nominees are related.


                        DIRECTORS' COMPENSATION, COMMITTEES OF THE
                          BOARD OF DIRECTORS AND CERTAIN MEETINGS

The Company's Board of Directors held 13 meetings in fiscal 2000. Each member of the Board of Directors, including employees of the Company, received $1,000 for each Board meeting attended. During the year ended August 31, 2000, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings of all the Committees of the Board on which he served.

The Company has an Executive Committee, an Audit Committee, and a Compensation Committee; it does not have a Nominating Committee.

The Executive Committee, which exercises, to the extent permitted by Florida law, all the powers of the Board of Directors during intervals between Board meetings, consists of Ben Hill Griffin, III, W. Bernard Lester, and Ben Hill Griffin, IV. The Executive Committee met 11 times during fiscal 2000. No compensation is paid for executive committee meetings.

The Audit Committee, which is composed of four independent non-employee directors, met twice during the fiscal year. The principal functions of the Audit Committee are to recommend to the Board of Directors the engagement of the Company's independent public accountants, to review with such accountants the plan for and results of their examination of the financial statements of the Company, to determine the independence of such accountants, and to review the adequacy of the system of internal accounting controls, procedures and practices. Each outside director received $1,000 for the committee meetings, except the Chairman who received $1,250.

The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The Compensation Committee met two times during the fiscal year 2000. Outside directors were paid $1,000 for the committee meetings, except the Chairman who received $1,250.

AUDIT COMMITTEE REPORT
The Audit Committee has adopted a formal written charter, which is attached as Appendix A. The Audit Committee fulfilled its responsibilities under and remained in compliance with the charter during fiscal year 2000. Furthermore, the Committee has prepared the following report on its activities with respect to the Company's audited financial statements for the fiscal year ended August 31, 2000 (the "audited financial statements").* The Committee has reviewed and discussed the audited financial statements with management of the Company.

* The Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.

* The Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has
    discussed with KPMG LLP its independence from the Company.*   Based on and
    relying on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000, for filing with the U.S. Securities and Exchange Commission.
                                       AUDIT COMMITTEE
                                       Richard C. Ackert, Chairman
                                       William L. Barton
                                       Walker E. Blount, Jr.
                                       Thomas E. Oakley

COMPENSATION COMMITTEE REPORT

The Company's general compensation philosophy aims to provide base compensation comparable with similar Florida businesses, allowing the Company to attract and retain qualified employees. In addition, the Company provides incentive compensation through a bonus program which is dependent on the individual's performance and which will also vary with the Company's performance. Accordingly, while the executive compensation program provides an overall level of compensation that is competitive within the Florida agribusiness industry, actual compensation levels in any given year may be greater of less than average competitive levels in comparable companies, depending on the Company's overall performance for such year and on the specific individual's performance of contribution to the Company. As additional incentive compensation, the Company adopted the 1998 Incentive Equity Plan, pursuant to which employees of the Company may be selected by the Board, in the Board's sole discretion, to receive stock options, restricted stock awards, or stock appreciation rights.

The Compensation Committee, comprised of independent directors on the Company's Board of Directors, reviews executive compensation and determines compensation levels which it then recommends to the Board of Directors. In determining the base compensation and any bonuses to be awarded to its executives, the Compensation Committee uses no set formula but rather evaluates a series of factors, including but not limited to (i)industry performance for such year, (ii) the Company's performance as compared to others in the industry that year, (iii) the Company's performance for such year as compared to the Company's performance with the previous year, and (iv) the individual's performance or contributions for such year as compared with such individual's performance or contributions the previous year, if applicable. In addition, the Compensation Committee will, in its discretion, evaluate other external and internal factors affecting performance, including individual circumstances.

The Chief Executive Officer's compensation is established using the same criteria as set forth above generally for executive compensation. For fiscal 2000, Mr. Ben Hill Griffin, III's base salary was comparable to that of the previous year, with a bonus award reflecting the Company's performance vis a vis comparable businesses and Mr. Griffin's contribution to such performance. In addition to his base salary and bonus pursuant to the terms of the Company's 1998 Incentive Equity Plan, Mr. Griffin received a grant of options to purchase 4,913 shares of Company's common stock on September 9, 1999. The exercise price was based on the market price of the Company's common stock on April 6, 1999. Other Company employees also received stock options as part of their compensation during 2000.

Certain non-performance-based compensation to executives of public companies in excess of $1,000,000 is not deductible for tax purposes. It is the responsibility of the Compensation Committee to determine whether any actions with respect to this compensation limit should be taken by the Company. During fiscal year 2000 no executive officers of the Company received any compensation in excess of this limit nor is it anticipated that any executive officer will receive any such compensation during fiscal year 2001. Therefore, the Compensation Committee has not taken any action to date to comply with this limit.
                                       COMPENSATION COMMITTEE
                                       Walker E. Blount, Jr., Chairman
                                       Richard C. Ackert
                                       William L. Barton
                                       Thomas E. Oakley

                           EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid or to be paid by the Company to the executive officers of the Company, idenifying those whose cash compensation exceeded $100,000:

                            SUMMARY COMPENSATION TABLE
                            __________________________

                                                       Securities      All
Name and                                               Underlying     Other
Principal            Fiscal   Annual Compensation       Options/      Compen-
Position              Year   Salary(a)    Bonus(b)      SARs(c)#      sation(d)
___________           _____   _________   _________  ________________ __________
BEN HILL GRIFFIN, III  2000   $239,870    $222,000        4,913       $45,052
Chairman and Chief     1999    229,000     116,000        5,500        54,002
Executive Officer      1998    169,000     185,000          -          45,703

W. BERNARD LESTER      2000   $223,200    $185,000        3,463       $63,846
President and Chief    1999    216,000     100,000        5,500        65,067
Operating Officer      1998    157,000     170,000          -          57,090

All Executive          2000   $530,170    $427,025        9,824      $142,642
Officers as a          1999    505,500     231,200       13,350       137,937
group (d)              1998    382,300     371,425          -         122,813

___________________

(a)  Represents total cash compensation earned.
(b) Represents compensation for discretionary cash bonuses which are based on individual and company performance.
(c) Stock options were granted, for the first time, during fiscal 1999, under the Company's Incentive Equity Plan.
(d) Represents Company contributions to the Employee's Profit Sharing Plan, a nonqualified defined benefit retirement plan and Directors' Fees for Messrs. Griffin, III and Lester (2000 - $13,000 each; 1999 - $13,000 each; 1998 - $14,000 and $13,000, respectively.)

The following table sets forth stock options granted during fiscal 2000 to each of the Company's executive officers named in the Summary Compensation Table and stock options granted to all employees as a group. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten-year terms) at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the optins will depend on the market value of the Company's Common Stock. All option exercise prices are based on market price on the date of the date of grant.



                   Option/SAR Grants in Last Fiscal Year
                   _____________________________________
                        Individual Grants (a)
           ___________________________________________
                     Number    Percent                 Potential Realizable
                       of     of Total                Value at Assumed Annual
                    Securities Options/                Rates of Stock Price
                    Underlying   SARs    Exercise        Appreciation for
                     Options/ Granted to   or           for Option Term (b)
                       SARs   Employees   Base   Expir- ______________________
               Date   Granted in Fiscal to Price ation
Name         of Grant   (#)     Year     ($/Sh)   Date  0%($)  5%($)   10%($)
____         ________ _______  _______  _______  _____  ____  ______  ________
Ben Hill
Griffin, III  9/9/99   4,913   35.34%   $14.62  8/31/10  -   $45,173  $114,472

W. Bernard
Lester        9/9/99   3,463   24.91%    14.62  8/31/10  -   $31,841  $ 80,687

All Employees
as a Group    (c)     13,901  100.00%     (c)     (c)    - $127,813(d)323,892(d)
__________________

(a)  Options and stock appreciation rights granted under the Incentive Equity
     Plan (the "Plan") to the Company's executive officers named in the Summary
     Compensation Table, are first exercisable on August 31, 2000. The Company issued stock appreciation rights, during fiscal 2000, for 163 shares to each of the executive officers named in the Summary Compensation Table.

(b) These amounts, based on assumed appreciation rates of 0% and the 5% and 10% rates presented by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(c)  Options and stock appreciation rights granted under the Plan during fiscal
     2000 were all granted on September 9, 1999, became exercisable on August
     31, 2000, and have a contractual life of ten years. The exercise price of all options granted to employees during fiscal 2000 is $14.62.

(d) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders.


COMMON STOCK PERFORMANCE
The following graph compares the value of $100 invested on September 1, 1995 in the Company's common stock, the S&P 500 and a Company-constructed peer group. The S&P 500 index represents a broad equity index and the peer group index consists of four companies, all of which are agribusiness concerns, one of which is based in Florida: Alexander & Baldwin Inc., Consolidated Tomoka Land Co., Scheid Vineyards, Inc., and Tejon Ranch Co. The total return includes the reinvestment of dividends. There can be no assurance that the Company's stock performance will continue in the future with the same or similar trends depicted in the graph below:



                                                          Peer
     Year            Alico, Inc.          S&P 500         Group
     ____            ___________          _______         _____
     1996               117.58             118.73         115.09
     1997               136.98             166.99         144.49
     1998               103.08             180.51         113.13
     1999                97.81             252.39         131.77
     2000                98.96             293.58         135.51
___________________

(1)  Total return calculations for the S&P 500 Index were performed by Standard
     & Poor's Compustat Services, Inc.
(2) Total return calculations for the peer group index (consisting of four companies) were performed by Standard and Poor's Compustat Services, Inc.


CONTINGENT COMPENSATION

1998 Incentive Equity Plan

The Company maintains an incentive equity plan (the "Incentive Equity Plan") pursuant to which Board members and employees selected by the Board of Directors may receive options to purchase Company common stock, awards of restricted stock, and stock appreciation rights (SARs). The purpose of the plan is to advance the interests of the Company and its stockholders by offering participants an opportunity to acquire or increase their proprietary interests in the Company, and thereby receiving additional incentives to achieve the Company's objectives. No stock options, SARs or restricted stock may be granted under the plan on or after the tenth anniversary of the plan's effective date. The Incentive Equity Plan is administered by the Board of Directors.

Pension and Profit Sharing

The Company operates a Profit Sharing Plan under Section 401(k) of the Internal Revenue Code (the "Plan"). Under this Plan a regular employee of the Company becomes eligible to participate upon employment provided he or she continues such employment through the following August 31. Vesting of the Plan begins after three (3) years of service with the Company at which time an employee becomes 20% vested. Vesting increases by 20% with each additional year of service. Employees become fully vested upon completion of seven (7) years service.

The Plan is fully funded by contributions by the Company, except for such contributions of employees electing to take advantage of the salary reduction feature (Section 401(k) Internal Revenue Code). Contributions by the Company are determined by its Board of Directors from time to time with allocations to employee accounts based on each participant's salary. The Plan also includes a voluntary employee contribution provision pursuant to Section 401(k) of the Internal Revenue Code which allows employees to contribute up to 20% of their salary, or a maximum of $10,000. All 401(k) accounts are 100% vested.

Employees will be deemed 100% vested and receive full benefits from the Plan, regardless of their standing on vesting schedules, upon retirement on or after age 65, death or permanent disability. Benefits commence within 60 days after request following one of the qualifying events, referred to above, and can be taken as periodic payments or in a lump sum. For the year ended August 31, 2000, the Company contributed a total of $429,784 to the Profit Sharing Plan.

Additional Plan

The Company has a nonqualified defined benefit retirement plan, which covers officers of the Company, as well as certain management and key personnel (the "Nonqualified Plan"). The Nonqualified Plan is being funded by the purchase of insurance contracts and is designed to provide a set monthly benefit after the participant reaches age 65. The participants are required to pay a portion of the cost of the Nonqualified Plan and the Company pays the remaining amount. The expense and monthly benefit amount are based on the participant's annual salary and age at the date of entry into the Nonqualified Plan.

Pension expense for the additional retirement benefits was approximately $128,000, $213,000, and $345,000 for the years ended August 31, 2000, 1999 and 1998, respectively.


            INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

Effective November 2, 1983, the Company entered into a continuing marketing contract covering the majority of its citrus crop with Ben Hill Griffin, Inc., a company which is controlled by Ben Hill Griffin, III, the Company's Chairman of the Board and Chief Executive Officer. This contract provides for modifications to meet changing conditions and cancellation by either party by giving notice prior to August first preceding the next fruit season. Modifications to the terms of the contract are made upon the mutual agreement of both parties and can relate to numerous provisions of the contract including the quantity of fruit to be delivered and service fees to be collected by Ben Hill Griffin, Inc. Such modifications may be necessary depending on factors such as weather and general market conditions. During the year ended August 31, 2000 approximately 76 percent of the Company's crop was marketed under this contract. Under the terms of this contract, the Company's fruit is harvested, packed and/or otherwise processed and sold along with fruit from other growers, including Ben Hill Griffin, Inc., and the proceeds distributed on a pro rata basis as sales of the finished product are made by the buyer. The Company bears the costs of harvesting. The co-mingling of fruit with other growers permits Alico to participate in the negotiation of higher prices from buyers that would not likely be available if price negotiations were limited only to Alico's fruit. The marketing contract also permits Alico's fruit to be sold in either fresh or processed form, in whichever market will provide the highest return. Historically, this contract has provided highly competitive returns. Ben Hill Griffin, Inc. receives a handling fee and a marketing fee out of the sales proceeds. The assistance provided for by the contract is considerable and reduces the number of staff which the Company would otherwise have to employ. Additionally, the Company may receive advances on sales which are then deducted from its share of the distributed proceeds. Substantially all of the 2000-2001 citrus crop will be marketed under the terms of this contract; also, Ben Hill Griffin, Inc. provides harvesting services for citrus sold to unrelated processors. The total amount paid to Ben Hill Griffin, Inc., under the terms of the marketing contract, for harvesting and other costs was $7,531,491 during the year ended August 31, 2000. In addition, Griffin was paid $1,987,660 for harvesting citrus sold to an unrelated processor. These charges are comparable to similar services available in the industry.

The Company purchased from Ben Hill Griffin, Inc., on a competitive bid basis, fertilizer, spray, herbicides and other miscellaneous supplies at a total cost of $7,371,356 during the year.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of KPMG LLP, Certified Public Accountants, 111 North Orange Avenue, Suite 1600, Orlando, Florida 32801, has served as the Company's independent certified public accountants since January 1, 1984. In addition to performing the year-end audit of the financial statements, the independent public accountant: (1) performs a limited review of the quarterly financial state-ments, reviews the financial information included in the annual report to shareholders and the Forms 10-Q and 10-K filed with the Securities and Exchange Commission; and (2) prepares the federal and state income tax returns. All services performed by the independent accountants are approved by the Audit Committee of the Board of Directors prior to performance.

Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. Upon the Audit Committee's recommendation, the Board of Directors reaffirmed continuation of KPMG LLP as auditors.


                            SHAREHOLDERS' PROPOSALS

Shareholders' proposals intended to be presented at the next annual meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention:
Corporate Secretary) by July 15, 2001 for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2001 annual meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

For any stockholder proposal that is not submitted for inclusion in the 2001 Proxy Statement, but is instead sought to be presented directly at the 2001 Annual Meeting, management will be able to vote proxies in its discretion if the Company: (i) does not receive notice of the proposal prior to the close of business on November 13, 2001; or (ii) receives notice of the proposal before the close of business on November 13, 2001 and advises stockholders in the 2001 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

                               OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

                                     By Order of the Board of Directors



                                             Billie Jo Gaskins
                                                Secretary

                                 FORM 10-K

A copy of the 2000 Annual Report on Form 10-K for the fiscal year ended August 31, 2000, as filed with the Securities and Exchange Commission, may be obtained upon request and without charge, by writing:

                                 Alico, Inc.
                             Post Office Box 338
                           La Belle, Florida  33975

                                     APPENDIX A

                                     ALICO, INC.

              CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


I.  AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

* Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

* Monitor the independence and performance of the Company's independent auditors.

*  Provide an avenue of communication among the auditors and management.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as the CEO, COO, CFO and anyone else in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the NASDAQ Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at lease one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at lease two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. Meetings may be conducted by telephone if deemed practical. In addition, the Chair should communicate with management quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with the management and independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

4. Review with financial management the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair or the Vice Chair of the Committee will represent the entire Audit Committee for purposes of this review.

Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.  Recommend to the Board the fees and other significant
    Compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Legal Compliance


11. On at lease an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission.

13. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                            ALICO, INC.
                           P. O. BOX 338
                      La Belle, Florida 33975
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
The undersigned stockholder(s) of Alico, Inc., a Florida corporation (the "Company"), hereby appoints BEN HILL GRIFFIN, III and W. BERNARD LESTER or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on October 13, 2000, at the Annual Meeting of Stockholders of the Company to be held on Thursday, December 7, 2000, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present:

1. ELECTION OF DIRECTORS:

(   )  FOR electing all nominees listed below (except as marked to the contrary)

(   )  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

Nominees:  Richard C. Ackert, William L. Barton, Walker E. Blount, Jr.,
           Ben Hill Griffin, III, Ben Hill Griffin, IV, K. E. Hartsaw,
           W. Bernard Lester, Thomas E. Oakley.

2.  	In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

           (Continued and to be signed on the other side)

This proxy card when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR PROPOSAL 1.


                           				    Dated _______________________________



                           				    ___________________________________________
						                                       Signature of Stockholder


                                   ___________________________________________
                                    Signature of Stockholder (if held jointly)
                                    (Executors, Administrators, Trustees,
                                    Guardians, etc. will so indicate when
                                    signing.)

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED. NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES.

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